Exhibit T3A.2

e-Certificate of registration LIMITED COMPANY
Registration number
559481-4906

Date of registration of the company	Date of registration of current name
2024-04-25	2024-07-23

Document created on	Page
2024-10-24 09:57	1 (4)

Registration number:	559481-4906

Business name:	Intrum Investments and Financing AB

Address:
Riddargatan 10
114 35 STOCKHOLM

Registered office:	Stockholm

Note:

The company is registered as a public limited company.

THE COMPANY WAS FORMED

2024-04-05

SHARE CAPITAL

Share capital	: SEK	500,000

Min	: SEK	500,000

Max	: SEK	2,000,000

Number of shares:		10,000

Min	:	10,000

Max	:	40,000

BOARD MEMBER, CHAIR OF THE BOARD

630916-1013	Lindquist, Carl Magnus, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

e-Certificate of registration LIMITED COMPANY
Registration number
559481-4906

Date of registration of the company	Date of registration of current name
2024-04-25	2024-07-23

Document created on	Page
2024-10-24 09:57	2 (4)

BOARD MEMBERS

630208	Davies, Debra Jane, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

640707	Gopalan, Geeta, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

750518-8594	Näsvik, Erik Andreas, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

720917	Thomas, Philip George, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

610703-0162	Wiborg, Märta Ragnhild, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

600324	van der Bel, Michel Alexander, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

MANAGING DIRECTOR

680526	Rubio, Andrés, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM SPECIALLY AUTHORIZED SIGNATORIES

681118-6292	Brodin, Lars Johan, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

830906-0377	Folkesson, Emil Stellan Oscar, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

650414-4103	Kumlien, Annette Berit Ingrid, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

700130-0412	Lundquist, Erik Niklas, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

850722-6572	Salloum, Mohammed, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

e-Certificate of registration LIMITED COMPANY
Registration number
559481-4906

Date of registration of the company	Date of registration of current name
2024-04-25	2024-07-23

Document created on	Page
2024-10-24 09:57	3 (4)

780320-0117	Åkerblom, Johan Erik André, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

AUDITORS

556271-5309	Deloitte AB, 113 79 STOCKHOLM
Represented by: 731116-0217

PRINCIPALLY RESPONSIBLE AUDITOR

731116-0217	Honeth, Patrick Olof, c/o Deloitte AB, 113 79 STOCKHOLM

SIGNATORY POWER

The board of directors is entitled to sign.

Signatory power by any two jointly of the board members

Signatory power by any two jointly of

Brodin, Lars Johan

Folkesson, Emil Stellan Oscar

Kumlien, Annette Berit Ingrid

Lundquist, Erik Niklas

Rubio, Andrés

Salloum, Mohammed

Åkerblom, Johan Erik André

Signatory power by any one of

Brodin, Lars Johan

Folkesson, Emil Stellan Oscar

Kumlien, Annette Berit Ingrid

Lundquist, Erik Niklas

Rubio, Andrés

Salloum, Mohammed

Åkerblom, Johan Erik André

in combination with any one of

the board members

e-Certificate of registration LIMITED COMPANY
Registration number
559481-4906

Date of registration of the company	Date of registration of current name
2024-04-25	2024-07-23

Document created on	Page
2024-10-24 09:57	4 (4)

Furthermore, the Managing Director, in the course of normal business activities, is also entitled to sign.

ARTICLES OF ASSOCIATION

Date of the latest change: 2024-09-27

FINANCIAL YEAR

Registered financial year: 0101 - 1231

No annual reports have been submitted to the Swedish Companies Registration Office.

DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES

2024-07-23 Intrum Investments and Financing AB

2024-04-25 Goldcup 21047 AB

The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket

851 81 Sundsvall

0771-670 670

bolagsverket@bolagsverket.se

www.bolagsverket.se